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                                                                      EXHIBIT 23



                                       CONSENT


    I hereby consent to the inclusion of my opinion under the caption "United States Tax Considerations" or any similar caption referring to United States taxation and to any reference to me under the caption "Legal Opinions" in any Prospectus Supplement or Pricing Supplement included in the Prospectus included in this Registration Statement.









                                      /s/ James K. Kalashian
                                  James M. Kalashian
                                  GE Capital Corporation
                                  General Tax Counsel

July 2, 1996